EXHIBIT 99.1

Press Release Dated December 15, 2009

PHAZAR CORP ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS

PHAZAR CORP, (Nasdaq: ANTP) announced today the unaudited results of operations for the quarter ended November 30, 2009.

Second Quarter Fiscal Year 2010

Revenues for the quarter were $2,034,912 down $92,555, or 4% from $2,127,167 in the second quarter of fiscal year 2009.

The Company recognized a net loss of $100,073, or $0.04 per share for the second quarter, compared to a net loss of $152,703, or $0.07 per share, in last year’s fiscal second quarter.

On a positive note, gross profit margins increased by 25 percentage points, from a depressed 27% for the three month period ended November 30, 2008 up to 52% for the three month period ended November 30, 2009.  The increase in gross profit margins is attributable to lower raw material costs and an improved product mix.

Sales and administrative expenses are up $287,038, or 48% which included $126,300 of wages associated with newly hired employees servicing the mesh radio products.

Research and development costs were up $93,517 at $317,545 for the three months ended November 30, 2009 compared to $224,028 for the comparable quarter in prior year. The increase in research and development costs is a combination of continued development on the mesh product line and new antenna designs for the cellular market.

Interest income is down $27,177 quarter over quarter, as the Company no longer has tax-exempt investments in auction-rate securities with high yields.

Commenting on the quarter, Garland P. Asher, Chairman and CEO, said “While sales revenue remains sluggish, quote activity has increased over first quarter levels, which hopefully portends an upturn in the future.  More importantly, despite less than optimal sales levels we were able to accomplish two significant goals:  we have recaptured gross margin such that when a sales upturn comes, it should be reflected in improved profitability and we have been able to maintain our R&D initiatives, slightly increase our backlog and further add to finished goods inventory, while still keeping a cash cushion of almost $3 million.”

Six Month Period Ending November 30, 2009

The Company reported revenues for the six-month period of $3,931,764, a decrease of $205,115, or 5% compared to $4,136,879 for the comparable period last year.  Net loss for the six month period was $208,021, or $0.09 per share compared to a net loss of $58,911, or $0.03 per share for the comparable period last year.

Backlog of Orders

The Company’s backlog of orders on November 30, 2009, totaled $2,132,708 compared to $2,105,336 at November 30, 2008, an increase of 1.3%.  Current backlog is up 22.4% compared to our backlog of $1,741,746 as of our May 31, 2009 year-end.  Incoming orders for the six month period totaled $4,241,091 versus $3,769,949 for the comparable period last year, an increase of 12%.  The Company’s book to ship ratio was 110% for the six month period ended November 30, 2009 compared to 91% for the comparable six month period last year.

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-Q for the second quarter ended November 30, 2009, estimated to be filed with the Securities and Exchange Commission on or around January 14, 2010.

The Form 10-Q will also be available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

For further information contact:

Kathy Kindle, PHAZAR CORP

Tel: 940 325 3301  Fax: 940 325 0716

kindle@phazarcorp.com

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”.  This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts.  Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements.  The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2009 AND 2008

Three Months Ended

Six Months Ended

	November 30,		November 30,
	2009	2008	2009	2008

Sales and contract revenues	$ 2,034,912	$ 2,127,167	$ 3,931,764	$ 4,136,879
Cost of sales and contracts	969,946	1,561,007	2,025,064	2,814,741
Gross profit	1,064,966	566,160	1,906,700	1,322,138
Gross profit margin %	52%	27%	48%	32%

Selling, general and administration expenses	891,010	603,972	1,586,045	1,221,103
Research and development costs	317,545	224,028	693,690	383,037
Total selling, general and administration expenses	1,208,555	828,000	2,279,735	1,604,140

Operating loss	(143,589)	(261,840)	(373,035)	(282,002)

Other income
Interest income (net)	2,963	30,140	38,681	119,544
Other income	4,400	2,637	19,171	36,834
Total other income	7,363	32,777	57,852	156,378

Loss from operations before income taxes	(136,226)	(229,063)	(315,183)	(125,624)

Income tax benefit	(36,153)	(76,360)	(107,162)	(66,713)

Net loss	$ (100,073)	$ (152,703)	$ (208,021)	$ (58,911)

Basic loss per common share	$ (0.04)	$ (0.07)	$ (0.09)	$ (0.03)

Diluted loss per common share	$ (0.04)	$ (0.07)	$ (0.09)	$ (0.03)

Basic weighted average of common shares outstanding	2,299,079	2,367,311	2,298,207	2,364,009
Diluted weighted average of common shares outstanding	2,299,079	2,367,311	2,298,207	2,364,009

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2009 AND MAY 31, 2009

November 30, 2009

		May 31, 2009
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$ 2,897,084	$ 3,320,647
Accounts receivable:
Trade, net of allowance for doubtful accounts
of $2,002 as of November 30, 2009 and May 31, 2009	936,556	663,499
Inventories	2,918,288	2,531,816
Prepaid expenses and other assets	147,952	76,261
Income taxes receivable	100,438	343,145
Deferred income taxes	31,008	74,853

Total current assets	7,031,326	7,010,221

Property and equipment, net	1,104,052	1,140,141

Long - term deferred income tax	146,797	116,995
TOTAL ASSETS	$ 8,282,175	$ 8,267,357

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 142,911	$ 215,840
Accrued expenses	557,650	486,666
Deferred revenues	102,350	16,884

Total current liabilities	802,911	719,390

Total liabilities	802,911	719,390

COMMITMENTS AND CONTINGENCIES		-

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued
or outstanding, attributes to be determined when issued		-
Common stock, $0.01 par, 6,000,000 shares authorized
2,375,328 and 2,371,728 issued and outstanding	23,754	23,718
Additional paid in capital	4,124,064	3,974,476
Treasury stock, at cost, 74,691 and 71,341 shares in 2010 and 2009	(215,918)	(205,611)
Retained earnings	3,547,364	3,755,384

Total shareholders’ equity	7,479,264	7,547,967

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 8,282,175	$ 8,267,357

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2009 AND 2008

	(Unaudited)
	Six Months Ended
	November 30, 2009	November 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (208,021)	$ (58,911)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	67,289	52,674
Stock based compensation	149,625	177,158
Tax benefit for employee stock options		-
Deferred federal income tax	14,042	(115,393)
Changes in operating assets and liabilities:
Accounts receivable	(273,057)	255,186
Inventory	(386,472)	(218,350)
Income taxes receivable	242,708	47,135
Prepaid expenses	(71,691)	(6,137)
Accounts payable	(72,929)	20,861
Accrued expenses	173,334	123,591
Deferred revenues	(16,884)	(209,208)
Net cash provided (used) by operating activities	(382,056)	68,606

CASH FLOWS FROM INVESTING ACTIVITIES:
Redemption of marketable securities	-	2,650,000
Purchase of property and equipment	(31,200)	(176,132)
Purchase of treasury stock	(10,307)	-
Net cash provided by (used in) investing activities	(41,507)	2,473,868

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	-
Federal income tax benefit-stock options expensed	-	-
Net cash provided by financing activities	-	-

Net increase (decrease) in cash and cash equivalents	(423,563)	2,542,474
CASH AND CASH EQUIVALENTS, beginning of period	3,320,647	2,446,563
CASH AND CASH EQUIVALENTS, end of period	$ 2,897,084	$ 4,989,037